Exhibit 10-23

ENERGY EAST CORPORATION
RESTRICTED STOCK AWARD GRANT

1.   Pursuant to the provisions of the Restricted Stock Plan, as it may be amended from time to time (hereinafter called the "Plan"), of Energy East Corporation (hereinafter called the "Company"), the Company hereby awards to ____________ (hereinafter called the "Participant"), on _________ (hereinafter called the "Grant Date"), subject in all respects to the terms, conditions and restrictions set forth herein and in the Plan, _____ shares (hereinafter called the "Restricted Stock") of the Company's Common Stock ($.01 Par Value). Capitalized terms not defined herein shall have the same definitions as in the Plan.

2.   Except as otherwise provided herein, shares of Restricted Stock that previously have not been forfeited to the Company in accordance with the terms of this Restricted Stock Award Grant shall vest and the restrictions thereon shall lapse as follows:

(i)   50% of the total number of shares originally granted and not previously forfeited, rounded to the next whole number of the Company's Stock, shall vest on the first day of the first calendar year that commences after the end of the first Measurement Period in which Total Shareholder Return for the Company is at least equal to 25%.

(ii)   All of the total number of shares originally granted and not previously vested or forfeited shall vest on the first day of the first calendar year that commences after the end of the first Measurement Period in which Total Shareholder Return for the Company is at least equal to 50%.

(iii)   In any event, all shares originally granted and not previously vested or forfeited shall vest upon the effective date that the Participant ceases to be an employee of the Company or its Affiliates by reason of death, retirement, permanent disability or termination by the Company or the applicable Affiliate without cause (as determined in the sole discretion of the Committee). For purposes of this grant, the effective date of a Participant's termination shall be the date upon which the Participant ceases to perform services as an employee of the Company.

(iv)   In any event, all shares originally granted and not previously vested or forfeited shall vest on [January 1, 20__]. [On the first January 1st following the 5th anniversary date of this Restricted Stock Award Grant.]

   For purposes of this section, (a) "Total Shareholder Return" shall mean the Company's cumulative shareholder return, taking into account changes in stock price, dividends and other distributions to shareholders, during a Measurement Period; and (b) "Measurement Period" shall mean each period that commences on February 13, 2003 and ends on a December 31st of a year in which all or a portion of the Restricted Stock remains outstanding and unvested.

   Until vested, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant, except by will or the laws of descent and distribution. The Committee shall have the authority, in its discretion, to accelerate the time at which any and all of the Restricted Stock shall vest, or to remove any or all restrictions, whenever the Committee, in its sole discretion, may determine that such action is appropriate by reason of changes to applicable tax or other laws, or other changes in circumstances occurring after the Grant Date. Until January 1, 2009, any shares of Restricted Stock which have not vested are subject to the restrictions and forfeiture provisions as provided herein or in the Plan.

3.   Upon the effective date of a termination of employment of the Participant for any reason not specified in Section 2(iii) above, all shares of Restricted Stock shall be immediately forfeited without any further obligation on the part of the Company.

4.   The Company will issue certificates in respect of the shares of Restricted Stock in the name of the Participant, and bearing a legend evidencing the nature of the Restricted Stock and will hold such certificates on deposit for the account of the Participant until such time as the shares represented thereby are vested. Subject to the provisions of the Plan, unlegended certificates representing vested shares and the related stock powers will be delivered to the Participant as soon as practicable after vesting occurs.

5.   Simultaneously with the acknowledgment and delivery of this Restricted Stock Award Grant by the Participant, the Participant will execute and deliver to the Company a stock power for each Restricted Stock certificate issued in favor of the Company, which will permit transfer to the Company of all or any portion of the Restricted Stock that shall be forfeited, as provided herein and in the Plan.

6.   Except as otherwise provided in the Plan and subject to such other restrictions, if any, as determined by the Committee, the Participant, as owner of the Restricted Stock, shall have all rights of a stockholder of the Company's Common Stock, including, but not limited to, the right to receive dividends paid with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such shares. Notwithstanding anything to the contrary contained herein, the Restricted Stock shall not be eligible for enrollment in the Company's Dividend Reinvestment and Stock Purchase Plan.

7.   No provision contained in this Restricted Stock Award Grant will in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

8.   All notices under this Restricted Stock Award Grant shall be in writing. Notices, other communications and payments provided for in this Restricted Stock Award Grant shall be deemed to have been duly given or made when delivered in person or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at the address set forth below or to the Participant at the address set forth on the signature page of this Restricted Stock Award Grant or to such substitute address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

Corporate Secretary
Energy East Management Corporation
P.O. Box 3287
Ithaca, New York   14852-3287
Attention: Paul T. Karakantas

Notice to the Company may be given by telecopy and shall be deemed to have been given when received by the Company at the telecopy number designed by the Company.

9.   Notwithstanding anything to the contrary contained in any other Section of this Grant Award, a Participant shall become vested in shares of Restricted Stock that previously have not been forfeited to the Company upon the occurrence of a Change in Control.

   For purposes of this Section 9, a "Change in Control" shall mean the happening of any of the following events:

(i)   an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (l) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii)   a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(ii), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, direct or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

   For purposes of this Section 9, "Exchange Act" means the Securities Exchange Act of 1934, as amended.

10.    The Participant shall be required to remit promptly to the Company, upon demand, amounts sufficient to satisfy any applicable Federal, state and local taxes that are required to be withheld with respect to the following events with respect to the Restricted Stock: (i) the lapsing or other satisfaction of forfeiture restrictions on the Restricted Stock, or, if earlier, the making of a Section 83(b) Election with respect to the Restricted Stock, and (ii) the payment of dividends with respect to Restricted Stock as to which a Section 83(b) Election has not been made and as to which the forfeiture restrictions have not lapsed or been otherwise satisfied. With respect to the minimum statutory tax withholding required in connection with the lapsing or other satisfaction of forfeiture restrictions on the Restricted Stock, or, if earlier, the making of a Section 83(b) Election with respect to the Restricted Stock, the Participant may elect to satisfy such withholding requirement by having the Company withhold shares having a value equal to such minimum statutory tax withholding amount

ENERGY EAST CORPORATION

By: _________________________
          Secretary

Dated: ___________

ACKNOWLEDGEMENT:

Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions contained therein. Participant hereby accepts the Award subject to all of the terms and provisions of the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee as to any questions arising under the Restricted Stock Award Grant or the Plan.

Participant: _____________________________

Address:      _____________________________

                       _____________________________